                                                                   EXHIBIT  3.91


                       THE COMMONWEALTH OF MASSACHUSETTS

----------
EXAMINER

                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                       MICHAEL JOSEPH CONNOLLY, SECRETARY
                ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

                             ARTICLES OF AMENDMENT
                     GENERAL LAWS, CHAPTER 156B, SECTION 72

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-30996275

We   Kenneth J. O'Keefe                           Executive Vice President, and
     Roger D. Feldman                             Assistant Clerk of

                            BROADCAST SERVICES, INC.
--------------------------------------------------------------------------------
                          (EXACT Name of Corporation)

located at:              99 Revere Beach Parkway, Medford, MA 02155
            --------------------------------------------------------------------
                           (MASSACHUSETTS Address of Corporation)

do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED:

                                    1 and 2
--------------------------------------------------------------------------------
      (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended hereby)

----------
Name
Approved

of the Articles of Organization were duly adopted by unanimous written consent dated November 2, 1993 by vote of:

 100  shares of            Common               out of  100  shares outstanding,
-----           ------------------------------         -----
                type, class & series, (if any)

being at least a majority of each type, class or series outstanding and entitled to vote thereon:

See Continuation 1A attached hereto and made part hereof.

See Continuation 2A attached hereto and made part hereof.



----------

(1) For amendments adopted pursuant to Chapter 156B, Section 70.

(2) For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8-1/2 x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

   WITHOUT PAR VALUE STOCKS               WITH PAR VALUE STOCKS
------------------------------  ------------------------------------------------
     TYPE     NUMBER OF SHARES      TYPE        NUMBER OF SHARES       PAR VALUE
------------------------------  ------------------------------------------------
COMMON:                         COMMON:
------------------------------  ------------------------------------------------

------------------------------  ------------------------------------------------

------------------------------  ------------------------------------------------
PREFERRED:                      PREFERRED:
------------------------------  ------------------------------------------------

------------------------------  ------------------------------------------------

------------------------------  ------------------------------------------------


CHANGE the total authorized to:

   WITHOUT PAR VALUE STOCKS               WITH PAR VALUE STOCKS
------------------------------  ------------------------------------------------
     TYPE     NUMBER OF SHARES      TYPE        NUMBER OF SHARES       PAR VALUE
------------------------------  ------------------------------------------------
COMMON:                         COMMON:
------------------------------  ------------------------------------------------

------------------------------  ------------------------------------------------

------------------------------  ------------------------------------------------
PREFERRED:                      PREFERRED:
------------------------------  ------------------------------------------------

------------------------------  ------------------------------------------------

------------------------------  ------------------------------------------------

                                Continuation 1A


To amend Article 1 of the Articles of Organization as follows:

I.   The name of the Corporation is:

     Broadcast Architecture, Inc.

                                Continuation 2A


To amend Article 2 of the Articles of Organization as follows:

II. The purpose of the Corporation is to engage in the following business activities.

     To provide market research, loan workout consulting and related services to the broadcast media industry and conduct any other business activity from which a corporation is not prohibited by the General Laws of the Commonwealth of Massachusetts.

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.
EFFECTIVE DATE:
               -------------------------------

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 2nd day of November, in the year 1993.

/s/ KENNETH J. O'KEEFE, Executive Vice President
----------------------
    Kenneth J. O'Keefe

/s/ ROGER D. FELDMAN,   Assistant Clerk
--------------------
    Roger D. Feldman

                       THE COMMONWEALTH OF MASSACHUSETTS


                             ARTICLES OF AMENDMENT

                     GENERAL LAWS, CHAPTER 156B, SECTION 72

                     ======================================


     I hereby approve the within articles of amendment and, the filing fee in
the amount of $                having been paid, said articles are deemed to
have been filed with me this                       day of                      ,
19    .




                            MICHAEL JOSEPH CONNOLLY
                               Secretary of State









TO BE FILLED IN BY CORPORATION

                 PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT


To:  Douglas E. Onsi
     Bingham, Dana & Gould
     150 Federal Street, Boston, MA 02110
     Telephone: 617-951-8768

                       THE COMMONWEALTH OF MASSACHUSETTS


                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                       MICHAEL JOSEPH CONNOLLY, SECRETARY
                ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

                            ARTICLES OF ORGANIZATION
                             (UNDER G.L. CH. 156B)


                                   ARTICLE I

                        THE NAME OF THE CORPORATION IS:

                            Broadcast Services, Inc.


                                   ARTICLE II

               THE PURPOSE OF THE CORPORATION IS TO ENGAGE IN THE
                         FOLLOWING BUSINESS ACTIVITIES:






To provide loan workout consulting and related services with respect to the broadcast media industry and conduct any other business activity from which a corporation is not prohibited by the General Laws of the Commonwealth of Massachusetts.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8-1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

                            ARTICLES OF ORGANIZATION
                                       OF

                            Broadcast Services, Inc.


     Article VI A: No director shall be personally liable to the corporation or to any of its stockholders for monetary damages for any breach of fiduciary duty by such director as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent required from time to time by applicable law, this provision shall not eliminate the liability of a director, to the extent such liability is provided by applicable law, (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (c) under Section 61 or
Section 62 of the Business Corporation Law of the Commonwealth of Massachusetts, or (d) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article VI A shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

     Article VI B: Meeting of the stockholders of the corporation may be held anywhere in the United States.

     Article VI C: The directors may make, amend, or repeal the By-Laws in whole or in part except with respect to any provision thereof which by law or the By-Laws requires action by the stockholders.

     Article VI D: The Corporation may be a partner in any business enterprise which the Corporation would have power to conduct by itself.



                              Continuation Page 1A

                                  ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

The information contained in ARTICLE VII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the appropriate form provided therefor.


                                  ARTICLE VIII

a.   The post office address of the corporation IN MASSACHUSETTS is:

     99 Revere Beach Parkway
     Medford, MA 02155


b. The name, residence and post office address (if different) of the directors and officers of the corporation are as follows:

           NAME                      RESIDENCE               POST OFFICE ADDRESS
President:  Brian D. Stone    8 Perkins Ln.
                              Lynnfield, MA 01940

Treasurer:  Brian D. Stone    8 Perkins Ln.
                              Lynnfield, MA 01940

Clerk:      John H. Chu       46 Grove St.
                              Boston, MA 02114

Directors:  Brian D. Stone    8 Perkins Ln.
                              Lynnfield, MA 01940


c. The fiscal year of the corporation shall end on the last day of the month of: December

d. The name and BUSINESS address of the RESIDENT AGENT of the corporation, if any, is: Not applicable


                                   ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF and under the pains and penalties of perjury, I/WE, whose signature appears below as incorporator and whose name and business or residential address ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws Chapter 156B and do hereby sign these Articles of
Organization as incorporators this             day of August 1990.

/s/ WILLIAM L. WELCH, III
-------------------------------------
    William L. Welch, III

    Bingham, Dana & Gould
    150 Federal Street
    Boston, MA 02110

NOTE: IF AN ALREADY-EXISTING CORPORATION IS ACTING AS INCORPORATOR, TYPE IN THE
      EXACT NAME OF THE CORPORATION, THE STATE OR OTHER JURISDICTION WHERE IT WAS INCORPORATED, THE NAME OF THE PERSON SIGNING ON BEHALF OF SAID CORPORATION AND THE TITLE HE/SHE HOLDS OR OTHER AUTHORITY BY WHICH SUCH ACTION IS TAKEN.

                       THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION

                     GENERAL LAWS, CHAPTER 156B, SECTION 12

                     ======================================


     I hereby certify that, upon an examination of these articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $2.00 having been paid, said articles are deemed to have been filed with me this 3rd day of August, 1990.


Effective date

                          /s/ MICHAEL JOSEPH CONNOLLY
                          ---------------------------
                            MICHAEL JOSEPH CONNOLLY
                               Secretary of State



FILING FEE: 1/10 of 1% of the total amount of the authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than one dollar or no par stock shall be deemed to have a par value of one dollar per share.


                PHOTOCOPY OF ARTICLES OF ORGANIZATION TO BE SENT

               William L. Welch, III
               Bingham, Dana & Gould
               150 Federal St., Boston, MA 02110
Telephone:     (617)( 951-8890